As filed with the U.S. Securities and Exchange Commission on May 24, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Lincoln National Corporation
(Exact name of registrant as specified in its charter)

Indiana
(State or other jurisdiction of
incorporation or organization)

35-1140070
(I.R.S. Employer Identification Number)

150 N. Radnor-Chester Road
Radnor, PA 19087
(484) 583-1400
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Lincoln National Corporation

2009 Amended and Restated Incentive Compensation Plan

(Full title of plan)

Nancy A. Smith

Senior Vice President and Secretary

Lincoln National Corporation

150 N. Radnor-Chester Road

Radnor, PA 19087

484-583-1400

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:   ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:   ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.   ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.   ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company.  See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

(Calculation table on following page)

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, no par value	1,494,220 (1)	$70.00 (2)	$104,595,400	$11,412 (3)

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), there are being registered such additional shares as may be issuable pursuant to the anti-dilution provisions of the Lincoln National Corporation 2009 Amended and Restated Incentive Compensation Plan (the “Plan”), by reason of stock splits, stock dividends, recapitalizations or similar transactions. The shares of common stock to which this registration statement relates are to be issued upon exercise of options and in connection with certain other stock-related awards, all of which will be granted or awarded under the Plan for no consideration.

(2)

Estimated solely for purposes of calculating the registration fee pursuant to Rules 457(c) and 457(h)(1) under the Securities Act based upon the average of the high and low sale prices of Lincoln National Corporation’s common stock, no par value (the “Common Stock”) on May 17, 2021 as reported on the New York Stock Exchange composite transactions tape.

(3)

Pursuant to Rule 457(p) under the Securities Act, $11,412 of the fee that has already been paid with respect to the initial offering price ($107,613,954) for a portion of the securities that were previously registered pursuant to Lincoln National Corporation’s Registration Statement on Form S-3 (File No. 333-225228) filed on May 25, 2018 (the “Prior Registration Statement”), and were not issued thereunder, is being used to offset the registration fee due herewith. 1,563,829 shares of common stock were registered under the Prior Registration Statement, of which 1,494,220 were not issued.

PROSPECTUS

44,126,512 Shares

LINCOLN NATIONAL CORPORATION

COMMON STOCK

(No Par Value)

Offered as set forth in this prospectus pursuant to the

LINCOLN NATIONAL CORPORATION

2009 AMENDED AND RESTATED

INCENTIVE COMPENSATION PLAN

This prospectus (the “Prospectus”) relates to shares of the common stock (the “Common Stock”) of Lincoln National Corporation (“LNC”) remaining to be issued under the Lincoln National Corporation 2009 Amended and Restated Incentive Compensation Plan (the “Plan”), to executives, employees and other persons who provide services to LNC or LNC’s subsidiaries or to eligible persons holding either agents’ or brokers’ contracts with one of LNC’s subsidiaries.

Unless otherwise indicated, all references in this Prospectus to “we,” “our,” “us,” or similar terms refer to LNC together with its subsidiaries.

Our Common Stock is listed on The New York Stock Exchange under the symbol “LNC,” and the last reported price on May 17, 2021 was $70.17 per share.

Before making an investment decision, you should carefully read and consider the information contained in this Prospectus and the additional information described under the headings “Where You Can Find More Information” and “Documents Incorporated by Reference.”

Investing in our Common Stock involves risks.  See “Risk Factors” beginning on page 3 of this Prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or passed upon the adequacy or accuracy of this Prospectus.  Any representation to the contrary is a criminal offense.

You should rely only on the information contained in or incorporated by reference in this Prospectus. We have not authorized anyone to provide you with information that is different. We are not making an offer of these securities in any state or jurisdiction where the offer is not permitted. The information contained or incorporated by reference in this Prospectus is accurate only as of the respective dates of such information. Our business, financial condition, results of operations and prospects may have changed since those dates.

The date of this Prospectus is May 24, 2021.

-i-

The Company

Business

Lincoln National Corporation (“LNC,” “Company,” “we,” “us” or “our”) is a holding company that operates multiple insurance and retirement businesses through subsidiary companies.  We sell a wide range of wealth protection, accumulation, retirement income and group protection products and solutions through our four business segments: Annuities, Retirement Plan Services, Life Insurance and Group Protection. We also have Other Operations, which includes the financial data for operations that are not directly related to the business segments.

Corporate Information

LNC was organized under the laws of the state of Indiana in 1968.  We currently maintain our principal executive offices at 150 N. Radnor-Chester Road, in Radnor, Pennsylvania 19087, and our telephone number is (484) 583-1400.  “Lincoln Financial Group” is the marketing name for LNC and its subsidiary companies.

FORWARD-LOOKING STATEMENTS – CAUTIONARY LANGUAGE

This Prospectus may contain or incorporate by reference information that includes or is based upon “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”). A forward-looking statement is a statement that is not a historical fact and, without limitation, includes any statement that may predict, forecast, indicate or imply future results, performance or achievements. Forward-looking statements may contain words like: “anticipate,” “believe,” “estimate,” “expect,” “project,” “shall,” “will” and other words or phrases with similar meaning in connection with a discussion of future operating or financial performance. In particular, these include statements relating to future actions, trends in Lincoln’s businesses, prospective services or products, future performance or financial results and the outcome of contingencies, such as legal proceedings. Lincoln claims the protection afforded by the safe harbor for forward-looking statements provided by the PSLRA.

Forward-looking statements are subject to risks and uncertainties. Actual results could differ materially from those expressed in or implied by such forward-looking statements due to a variety of factors, including:

•

The continuation of the COVID-19 pandemic, or future outbreaks of COVID-19, and uncertainty surrounding the length and severity of future impacts on the global economy and on our business, results of operations and financial condition;

•	Further deterioration in general economic and business conditions that may affect account values, investment results, guaranteed benefit liabilities, premium levels and claims experience;
•

Adverse global capital and credit market conditions that may affect our ability to raise capital, if necessary, and may cause us to realize impairments on investments and certain intangible assets, including goodwill and the valuation allowance against deferred tax assets, which may reduce future earnings and/or affect our financial condition and ability to raise additional capital or refinance existing debt as it matures;

•	The inability of our subsidiaries to pay dividends to the holding company in sufficient amounts, which could harm the holding company’s ability to meet its obligations;
•

Legislative, regulatory or tax changes, both domestic and foreign, that affect: the cost of, or demand for, our subsidiaries’ products; the required amount of reserves and/or surplus; our ability to conduct business and our captive reinsurance arrangements as well as restrictions on the payment of revenue sharing and 12b-1 distribution fees;

•	The impact of U.S. federal tax reform legislation on our business, earnings and capital;
•

The impact of Regulation Best Interest or other regulations adopted by the Securities and Exchange Commission (“SEC”), the Department of Labor or other federal or state regulators or self-regulatory organizations relating to the standard of care owed by investment advisers and/or broker-dealers that could affect our distribution model;

•	Actions taken by reinsurers to raise rates on in-force business;

•	Further declines in or sustained low interest rates causing a reduction in investment income, the interest margins of our businesses, estimated gross profits and demand for our products;
•

Rapidly increasing interest rates causing contract holders to surrender life insurance and annuity policies, thereby causing realized investment losses, and reduced hedge performance related to variable annuities;

•	The impact of the implementation of the provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act relating to the regulation of derivatives transactions;
•

The initiation of legal or regulatory proceedings against us, and the outcome of any legal or regulatory proceedings, such as: adverse actions related to present or past business practices common in businesses in which we compete; adverse decisions in significant actions including, but not limited to, actions brought by federal and state authorities and class action cases; new decisions that result in changes in law; and unexpected trial court rulings;

•

A decline or continued volatility in the equity markets causing a reduction in the sales of our subsidiaries’ products; a reduction of asset-based fees that our subsidiaries charge on various investment and insurance products; an acceleration of the net amortization of deferred acquisition costs (“DAC”), value of business acquired (“VOBA”), deferred sales inducements (“DSI”) and deferred front-end loads (“DFEL”); and an increase in liabilities related to guaranteed benefit features of our subsidiaries’ variable annuity products;

•

Ineffectiveness of our risk management policies and procedures, including various hedging strategies used to offset the effect of changes in the value of liabilities due to changes in the level and volatility of the equity markets and interest rates;

•

A deviation in actual experience regarding future persistency, mortality, morbidity, interest rates or equity market returns from the assumptions used in pricing our subsidiaries’ products, in establishing related insurance reserves and in the net amortization of DAC, VOBA, DSI and DFEL, which may reduce future earnings;

•	Changes in accounting principles that may affect our business, results of operations and financial condition;
•

Lowering of one or more of our debt ratings issued by nationally recognized statistical rating organizations and the adverse effect such action may have on our ability to raise capital and on our liquidity and financial condition;

•

Lowering of one or more of the insurer financial strength ratings of our insurance subsidiaries and the adverse effect such action may have on the premium writings, policy retention, profitability of our insurance subsidiaries and liquidity;

•

Significant credit, accounting, fraud, corporate governance or other issues that may adversely affect the value of certain financial assets, as well as counterparties to which we are exposed to credit risk, requiring that we realize losses on financial assets;

•

Interruption in telecommunication, information technology or other operational systems or failure to safeguard the confidentiality or privacy of sensitive data on such systems, including from cyberattacks or other breaches of our data security systems;

•	The effect of acquisitions and divestitures, restructurings, product withdrawals and other unusual items;
•	The adequacy and collectability of reinsurance that we have purchased;
•	Future pandemics, acts of terrorism, war or other man-made and natural catastrophes that may adversely affect our businesses and the cost and availability of reinsurance;
•

Competitive conditions, including pricing pressures, new product offerings and the emergence of new competitors, that may affect the level of premiums and fees that our subsidiaries can charge for their products;

•	The unknown effect on our subsidiaries’ businesses resulting from evolving market preferences and the changing demographics of our client base; and
•	The unanticipated loss of key management, financial planners or wholesalers.

The risks and uncertainties included here are not exhaustive. Other sections of this Prospectus, including “Risk Factors” on page 3, and our most recent Annual Report on Form 10-K, as well as other reports that we file with the SEC, include additional factors that could affect our businesses and financial performance. Moreover, we operate in a rapidly changing and competitive environment. New risk factors emerge from time to time, and it is not possible for management to predict all such risk factors.

Further, it is not possible to assess the effect of all risk factors on our businesses or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. In addition, we disclaim any obligation to update any forward-looking statements to reflect events or circumstances that occur after the date of this Prospectus.

RISK FACTORS

You should carefully consider the risk factors described in our filings with the SEC that are incorporated by reference into this Prospectus before making an investment decision regarding your benefits under the Plan. The risks and uncertainties incorporated by reference into this Prospectus are not the only ones facing our Company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. If any of these risks actually occur, our business, financial condition and results of operations could be materially affected. In that case, the value of our Common Stock could decline substantially. In addition, there are risks in investing your money in the investment choices offered under the Plan. These risks are discussed with the description of each investment option.

SUMMARY OF THE PLAN

The Lincoln National Corporation 1997 Incentive Compensation Plan (the “ICP Plan”) was established by our Board of Directors (the “Board”) on May 13, 1997, subject to shareholder approval, and approved by our shareholders at their Annual Meeting held on May 15, 1997. The ICP Plan was subsequently amended and restated as approved by shareholders at their Annual Meetings on May 10, 2001, May 12, 2005, May 10, 2007 and May 14, 2009. The last amended and restated version of the ICP Plan, known as the Lincoln National Corporation 2009 Amended and Restated Incentive Compensation Plan, is referred to herein as the “Plan.”

Described below are the major features of the Plan. The statements contained in this Prospectus concerning the Plan are brief summaries, qualified in their entirety by reference to the terms of the Plan itself. Eligible participants and their beneficiaries may examine copies of the Plan upon request at our principal executive offices.

1.     Purpose of the Plan. Our Board believes that attracting and retaining key employees is essential to our growth and success. In addition, the Board believes that our long-term success is enhanced by a competitive and comprehensive compensation program, which may include tailored incentives designed to motivate and reward such persons for outstanding service, including awards that link compensation to applicable measures of our performance and the creation of shareholder value. These awards will enable us to attract and retain key employees and enable such persons to acquire and/or increase their proprietary interest in us and thereby align their interests with the interests of our shareholders. In addition, the Board has concluded that its Compensation Committee (the “Committee”) should be given sufficient flexibility to provide for annual and long-term incentive awards contingent on performance.

2.     Types of Awards. The terms of the Plan provide for grants of stock options, stock appreciation rights (“SARs”), restricted stock, restricted stock units, deferred stock units, other stock-related awards, and performance or annual incentive awards that may be settled in cash, stock, or other property (the “Awards”).

3.     Shares Subject to the Plan; Annual Per-Person Limitations.  Under the Plan, the total number of shares of our Common Stock reserved and available for delivery to participants in connection with Awards is 44,126,512 of which 43,488,592 shares were either issued or reserved for issuance under outstanding Awards as of April 30, 2021. Shares that may be issued in payment of Awards, other than options and SARs, granted on or after May 14, 2009 shall be counted against the remaining shares at a ratio of 1.63-to-1. The total number of shares of Common Stock with respect to which incentive stock options (“ISOs”), none of which are currently outstanding, may be granted shall not exceed 2,000,000. The shares available for issuance under the Plan will vary at any point in time due to new Award grants and expirations, forfeitures and cancellations of outstanding Awards as discussed in the following paragraph.  Any shares of Common Stock delivered under the Plan shall consist of authorized and unissued shares.

The Plan contains rules to permit all Awards to be properly counted and not counted twice. These rules will apply to shares previously authorized under any other plan at the time they become subject to the Plan. Forfeited, terminated or expired Awards, as well as Awards settled in cash without issuing any shares, will become available for future Awards using the same counting formula described above depending on their date of grant. With respect to stock settled SARS and options, the full issuance of shares to settle such Awards will count against shares available under the Plan at a ratio of 1-to-1.

In addition, the Plan imposes individual limitations on the amount of certain Awards in order to comply with Section 162(m) of the Code. Under these limitations, during any fiscal year the number of options, SARs, shares of restricted stock, units of deferred stock, shares of Common Stock issued as a bonus or in lieu of other obligations, and other stock-based Awards granted to any one participant shall not exceed 2,000,000 shares for each type of such Award, subject to adjustment in certain circumstances. The maximum amount that may be earned as an annual incentive award or other cash Award (payable currently or on a deferred basis) in any fiscal year by any one participant is $8,000,000, and the maximum amount that may be earned as a performance award or other cash Award (payable currently or on a deferred basis) in respect of a performance period by any one participant is $8,000,000.

The Committee is authorized to adjust the number and kind of shares subject to the aggregate share limitations and annual limitations under the Plan and subject to outstanding Awards (including adjustments to exercise prices and number of shares of options and other affected terms of Awards) in the event that a dividend or other distribution (whether in cash, shares, or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event affects the Common Stock so that an adjustment is appropriate. The Committee is also authorized to adjust performance conditions and other terms of Awards in response to these kinds of events or in response to changes in applicable laws, regulations, or accounting principles.

Except as described under “Restricted Stock Awards” below, the Plan does not impose any restriction on the resale of shares of our Common Stock acquired pursuant to a grant under the Plan. However, any of our “affiliates” (defined in Rule 405 under the Securities Act of 1933, as amended (the “1933 Act”) to include persons who directly or indirectly, through one or more intermediaries, control, or are controlled by, or are under common control with, us) may not use this Prospectus to offer and sell shares of Common Stock they acquire under the Plan. They may, however, sell such shares:

(1)	pursuant to an effective registration statement under the 1933 Act;
(2)	in compliance with Rule 144 under the 1933 Act; or
(3)	in a transaction otherwise exempt from the registration requirements of the 1933 Act.

Each participant who is the beneficial owner of at least 10% of the outstanding shares of the our Common Stock and each participant who is one of our directors or policy-making officers subject to Section 16(b) of the Securities Exchange Act of 1934, as amended (the “1934 Act”), which requires such persons to disgorge to us any “profits” resulting from a certain non-exempt sales and purchases (or purchases and sales) of shares of the Common Stock within a six-month period. For such participants, sales of shares of Common Stock occurring within six months of the grant of an option or the grant of a restricted stock award may result in such Section 16(b) liability, unless one or both of those transactions are exempt, as described below in more detail.

Pursuant to Rule 16b-3 of the 1934 Act, provided the committee that administers the Plan consists solely of at least two “Non-Employee Directors” (as defined in rules promulgated under Section 16), the grant of an option, SAR, a restricted stock award, or other award to a participant subject to Section 16(b) will not be deemed, for purposes of Section 16(b), to be a purchase of the shares that underlie the option, award or right for purposes of determining whether a participant is liable to the us for any profits derived from the purchase and sale of Common Stock.

In addition, if at least six months have elapsed between the Award and the disposition of the underlying Common Stock, no purchase of Common Stock would be deemed to have occurred under Section 16(b) for purposes of determining whether a participant is liable to us for any profits derived from the purchase and sale of Common Stock.

It is our intent that the grant of any Awards to or other transaction by a participant who is subject to Section 16 of the 1934 Act shall be exempt under Rule 16b-3 (except for transactions acknowledged in writing to be non-exempt by such participant). Accordingly, if any provision of the Plan or any Award agreement does not comply with the requirements of Rule 16b-3 as then applicable to any such transaction, unless the participant shall have acknowledged in writing that a transaction pursuant to such provision is to be non-exempt, such provision shall be construed or deemed amended to the extent necessary to conform to the applicable requirements of Rule 16b-3 so that such participant shall avoid liability under Section 16(b) of the Exchange Act. However, even if a transaction is exempt under Section 16(b), the general prohibition of federal and state securities laws on trading securities while in possession of material non-public information concerning the Company shall continue to apply.

4.     Eligibility. Our executive officers and other officers and employees, agents and brokers, and those of our subsidiaries, including any such person who may also be one of our directors, are eligible to be granted Awards under the Plan.

5.      Administration. The Plan will be administered by the Committee. Subject to the terms and conditions of the Plan, the Committee is authorized to interpret the provisions of the Plan, select participants, determine the type and number of Awards to be granted and the number of shares of Common Stock to which Awards will relate, specify times at which Awards will be exercisable or settleable (including performance conditions that may be required as a condition thereof), set other terms and conditions of such Awards, prescribe forms of Award agreements, adopt, amend and rescind rules and regulations relating to the Plan, and make all other determinations that may be necessary or advisable for the administration of the Plan. Grants of Awards under the Plan are also subject to LNC’s Equity Granting Procedures then in effect.  The Committee may, in its discretion, convert any Award or the value of any Award under the Plan, subject to applicable laws and regulations, into deferred stock units which will be administered under the Company’s plans relating to deferred compensation. The Plan provides that Committee members shall not be personally liable, and shall be fully indemnified, in connection with any action, determination, or interpretation taken or made in good faith under the Plan.

6.      Stock Options and SARs. The Committee is authorized to grant stock options, including both ISOs that can result in potentially favorable tax treatment to the participant and non-qualified stock options (i.e., options not qualifying as ISOs), and SARs entitling the participant to receive the excess of the fair market value of a share of Common Stock on the date of exercise over the grant price of the SAR. The exercise price per share subject to an option and the grant price of a SAR is determined by the Committee, but must not be less than the fair market value of a share of Common Stock on the date of grant. Under the Plan, unless otherwise determined by the Committee, the fair market value of the Common Stock is the closing price of a share of Common Stock, as quoted on the composite transactions table on the NYSE, on the date of grant.

ISOs are intended to be and designated as an incentive stock option within the meaning of Section 422 of the Internal Revenue Code (the “Code”) or any successor provision thereto. The terms of any ISO granted under the Plan is intended to comply in all respects with the provisions of Code Section 422. No term of the Plan relating to ISOs (including any SAR in tandem therewith) may be interpreted, amended or altered, nor may any discretion or authority granted under the Plan be exercised so as to disqualify either the Plan or any ISO under Code Section 422, unless the Plan participant has first requested the change that will result in the disqualification.

The maximum term of each option or SAR, the times at which each option or SAR will be exercisable, and provisions requiring forfeiture of unexercised options or SARs at or following termination of employment generally are fixed by the Committee, except no option or SAR may have a term exceeding ten years. Options may be exercised by payment of the exercise price in cash, Common Stock or outstanding Awards having a fair market value equal to the exercise price, as the Committee may determine from time to time. Methods of exercise and settlement and other terms of the SARs are determined by the Committee. To date, we have only granted SARs settleable exclusively in cash. The Committee may include a provision in an option permitting the grant of a new option when payment of the exercise price of an option is made in shares of Common Stock. However, as discussed below, the exercise price of an option may not be reduced (except as a result of a change in our capitalization) without shareholder approval. See “Other Terms of Awards; No Repricing,” below.

7.     Restricted Stock, Restricted Stock Units and Deferred Stock Units. The Committee is authorized to grant restricted stock, restricted stock units and deferred stock units. Restricted stock is a grant of Common Stock which may not be sold or disposed of, and which may be forfeited in the event of certain terminations of employment and/or failure to meet certain performance requirements, prior to the end of a restricted period specified by the Committee. A participant granted restricted stock generally has all of the rights of a shareholder, including the right to vote the shares and to receive dividends thereon, unless otherwise determined by the Committee. A restricted stock unit (“RSU”) represents a phantom share of our Common Stock that does not include the right to vote the shares or receive dividends thereon.  An Award of deferred stock units is credited to a bookkeeping reserve account in accordance with the terms of the Company’s plans relating to deferred compensation. Once credited to the account, deferred stock units are governed by the terms of the plans relating to deferred compensation or any successor plan. Such an Award confers upon a participant the right to receive shares at the end of a specified deferral period, subject to possible forfeiture of the Award in the event of certain terminations of employment and/or failure to meet certain performance requirements prior to the end of a specified restricted period (which restricted period need not extend for the entire duration of the deferral period). Prior to settlement, an Award of RSUs or deferred stock units carries no voting or dividend rights or other rights associated with share ownership, although dividend equivalents may be granted, which are paid out only upon settlement of the award.

8.      Bonus Stock and Awards in Lieu of Cash Obligations. The Committee is authorized to grant shares as a bonus free of restrictions, or to grant shares or other Awards in lieu of obligations to pay cash under other plans or compensatory arrangements, subject to such terms as the Committee may specify.

9.     Other Stock-Based Awards. The Plan authorizes the Committee to grant Awards that are denominated or payable in, valued by reference to, or otherwise based on or related to shares. Such Awards might include convertible or exchangeable debt securities, other rights convertible or exchangeable into shares, purchase rights for shares, Awards with value and payment contingent upon our performance or any other factors designated by the Committee, and Awards valued by reference to the book value of shares or the value of securities of or the performance of specified subsidiaries. The Committee determines the terms and conditions of such Awards, including consideration to be paid to exercise Awards in the nature of purchase rights, the period during which Awards will be outstanding, and forfeiture conditions and restrictions on Awards.

10.     Performance Awards, Including Annual Incentive Awards. The right of a participant to exercise or receive a grant or settlement of an Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Committee. In addition, the Plan authorizes specific annual incentive awards, which represent a conditional right to receive cash, shares or other Awards upon achievement of pre-established performance goals during a specified one-year period. Performance awards and annual incentive awards granted to persons the Committee expects will, for the year in which a deduction arises, be among our executive officers named in our proxy statement, will, if so intended by the Committee, be subject to provisions that should qualify such Awards as “performance-based compensation” not subject to the limitation on tax deductibility by us under Code Section 162(m).

The performance goals to be achieved as a condition of payment or settlement of a performance award or annual incentive award will consist of (i) one or more business criteria and (ii) a targeted level or levels of performance with respect to each such business criterion. In the case of performance awards intended to meet the requirements of Code Section 162(m), the business criteria used must be one of those specified in the Plan, although for other participants the Committee may specify any other criteria. The business criteria specified in the Plan are, as defined by the Committee: (1) earnings (total or per share ); (2) revenues or growth in revenues; (3) cash flow or cash flow return on investment; (4) assets, return on assets, growth in assets, return on investment, capital or return on capital, return on equity, or shareholder equity (total or per share); (5) economic value added or insurance-imbedded value added; (6) operating margin; (7) net income or growth in net income (total or per share), pretax earnings or growth in pretax earnings (total or per share), pretax earnings before interest, depreciation and amortization, pretax operating earnings after interest expense and before incentives, and extraordinary or special items; (8) operating earnings or income from operations; (9) statutory income; (10) total shareholder return; (11)

profit margins; (12) premiums and fees, or growth in premiums and fees, including service fees; (13) book value; (14) membership and growth in membership; (15) market share or change in market share; (16) stock price or change in stock price; (17) market capitalization, change in market capitalization, or return on market value; (18) economic value added or market value added; (19) cash flow or change in cash flow; (20) expense ratios, expense savings, budgets, product cost reduction through advanced technology, or other expense management measures; (21) productivity ratios or other measures of operating efficiency or effectiveness; (22) risk based capital ratio; (23) ratio of claims or loss costs to revenues; (24) satisfaction measures: customer, provider, or employee; (25) implementation or completion of critical projects or processes; (26) product development, product release schedules, new product innovation, brand recognition/acceptance; (27) any of the above goals as compared to Standard & Poor’s 500 Stock Index or a group of comparator companies; and (28) any criteria comparable to those listed above, including metrics designed to measure progress toward achieving the company’s strategic intent of becoming the retirement income security company of choice for its clients, that shall be approved by the Committee.

In granting annual incentive or performance awards, the Committee may establish unfunded award “pools,” the amounts of which will be based upon the achievement of a performance goal or goals using one or more of the business criteria described in the preceding paragraph. During the first 90 days of a fiscal year or performance period, the Committee will determine who will potentially receive annual incentive or performance awards for that fiscal year or performance period, either out of the pool or otherwise. After the end of each fiscal year or performance period, the Committee will determine the amount, if any, of the pool, the maximum amount of potential annual incentive or performance awards payable to each participant in the pool, and the amount of any potential annual incentive or performance award otherwise payable to a participant. The Committee may, in its discretion, determine that the amount payable as an annual incentive or performance award will be increased or reduced from the amount of any potential Award, but may not exercise discretion to increase any such amount intended to qualify as performance-based compensation under Code Section 162(m).

11.     Other Terms of Awards; No Repricing. In general, Awards may be settled in the form of cash, Common Stock, other Awards, or other property, in the discretion of the Committee. The Committee may require or permit participants to defer the settlement of all or part of an Award in accordance with such terms and conditions as the Committee may establish, including payment or crediting of interest or dividend equivalents on deferred amounts, and the crediting of earnings, gains, and losses based on deemed investment of deferred amounts in specified investment vehicles. The Committee is authorized to place cash, shares, or other property in trusts or make other arrangements to provide for payment of our obligations under the Plan. The Committee may condition any payment relating to an Award on the withholding of taxes and may provide that a portion of any shares or other property to be distributed will be withheld (or previously acquired shares or other property surrendered by the participant) to satisfy withholding and other tax obligations. Awards granted under the Plan generally may not be pledged or otherwise encumbered and are not transferable except by will or by the laws of descent and distribution, or to a designated beneficiary upon the participant’s death, except that the Committee may, in its discretion, permit transfers for estate planning or other purposes.

Awards under the Plan are generally granted without a requirement that the participant pay consideration in the form of cash or property for the grant (as distinguished from the exercise), except to the extent required by law. The Committee may, however, grant Awards in exchange for other Awards under the Plan, awards under our other plans, or other rights to payment from us, and may grant Awards in addition to and in tandem with such other Awards, awards under other plans, or other rights to payment from us as well.

Unless the Award agreement specifies otherwise, the Committee may cancel or rescind Awards if the participant fails to comply with certain noncompetition, confidentiality or intellectual property covenants. For instance, Awards may be canceled or rescinded if the participant engages in competitive activity while employed by us or within a specified period following termination of employment. We may, in our discretion, in any individual case provide for waiver in whole or in part of compliance with the noncompetition, confidentiality or intellectual property covenants.

Notwithstanding any other provision of the Plan, no option that has been granted under the Plan may be repriced, replaced or regranted through cancellation, including in exchange for cash, or otherwise modified without shareholder approval (except in connection with adjustments permitted under the Plan), if the effect would be to reduce the exercise price for the shares underlying the option.

12.     Acceleration of Vesting. The Committee may, in its discretion, accelerate the exercisability, the lapsing of restrictions, or the expiration of deferral or vesting periods of any Award, and such accelerated exercisability, lapse, expiration and vesting will occur automatically in the case of our Change of Control (as defined herein), except to the extent otherwise determined by the Committee on the date of grant.  In addition, the Committee may provide that the performance goals relating to any performance-based award will be deemed to have been met upon the occurrence of any Change of Control. Upon the occurrence of a Change of Control, except to the extent set forth in the Award agreement, options will become fully vested and exercisable and restrictions on restricted stock, RSUs and deferred stock units will lapse. “Change of Control” is defined to include a variety of events, including the acquisition by certain individuals or entities of twenty percent or more of our outstanding Common Stock, significant changes in our Board, certain reorganizations, mergers and consolidations involving us, and the sale or disposition of all or substantially all of our consolidated assets.

13.     Amendment and Termination of the Plan. The Board, or the Committee acting pursuant to authority delegated to it by the Board, may amend, alter, suspend, discontinue, or terminate the Plan or the Committee’s authority to grant Awards without further shareholder approval, except shareholder approval must be obtained for any amendment or alteration if required by law or regulation or under the rules of any stock exchange or automated quotation system on which the shares are then listed or quoted. Shareholder approval will not be deemed to be required under laws or regulations, such as those relating to ISOs, that condition favorable treatment of participants on such approval, although the Board may, in its discretion, seek shareholder approval in any circumstance in which it deems such approval advisable. Thus, shareholder approval will not necessarily be required for amendments that might increase the cost of the Plan or broaden eligibility. Unless earlier terminated by the Board, the Plan will terminate at such time as no shares remain available for issuance under the Plan, and we have no further rights or obligations with respect to outstanding Awards under the Plan.

14.     Federal Income Tax Implications of the Plan.

The following is a brief description of the federal income tax consequences generally arising with respect to Awards under the Plan. In view of the individual nature of tax consequences, each participant should consult his or her tax advisor for more specific information, including the effect of applicable federal, state and other tax laws.

Under present law the federal income tax consequences of grants and awards under the Plan are generally as follows:

Non-Qualified Stock Options . The grant of a non-qualified stock option should not result in taxable income to the participant at the time of grant. On exercise of a non-qualified stock option, the participant will normally realize taxable ordinary income equal to any excess of the fair market value of the shares at the time of exercise over the option price of the shares. At the time this ordinary income is recognized by the participant, we will be entitled to a corresponding deduction. Upon the disposition of the shares acquired upon exercise of a non-qualified stock option, the difference between the amount received for the shares and the basis (i.e., fair market value of the shares on exercise of the option) will be treated as long-term or short-term capital gain or loss, depending on the holding period.

ISOs .   The tax treatment of ISOs is complex. We have not granted any ISOs in over 10 years. Should we grant ISOs, we will provide affected participants with a summary of the federal tax implications.

SARs . The grant of a SAR should not result in taxable income to the participant at the time of grant. On exercise of a SAR, the participant will realize taxable ordinary income equal to the cash and fair market value of any shares received. At the time the participant recognizes ordinary income on the exercise of a SAR, we will be entitled to a corresponding deduction. Upon the disposition of any shares acquired under a SAR, the difference between the amount received for the shares and the fair market value of the shares as of the date of exercise of the SAR will be treated as long-term or short-term capital gain or loss, depending on the holding period.

Restricted Stock . The grant of restricted stock should not automatically result in taxable income to the participant. Instead, the participant will normally realize taxable ordinary income when the restrictions on the shares lapse in an amount equal to the fair market value of the shares on that date. Notwithstanding the foregoing, a participant may elect (pursuant to Section 83(b) of the Code), within 30 days after the date of a restricted stock grant, to be taxed on the value of the shares as of the date of grant. If the participant subsequently forfeits the shares, the participant will not be entitled to a deduction. At the time the participant recognizes ordinary income with respect to restricted stock, we will be entitled to a corresponding deduction. Upon disposition of the shares after restrictions lapse, the difference between the amount received and the fair market value of the shares on the vesting date (or on the date of grant if the participant made the election described above) will be treated as long-term or short-term capital gain or loss, depending on the holding period.

Dividends paid on restricted stock received by the participant prior to the lapse of restrictions will be taxable as ordinary income to the participant once the restrictions lapse, and we will be allowed a corresponding deduction at that time unless the participant made the Section 83(b) election described above. If the election was made, dividends actually paid on restricted stock will be taxable as dividends to the participant, and we will not be allowed a corresponding deduction.

Unrestricted Stock Grants including Long Term Incentive Program Payouts. Generally, a participant will be subject to tax, and we will receive a corresponding deduction, with respect to a distribution of an unrestricted stock grant or long tern incentive program payout when the Common Stock and any cash are paid to the participant. The amount of taxable income a participant recognizes and our deduction will equal the amount of cash and the fair market value of the Common Stock paid out.

Code Section 409A . To the extent that any Award under the Plan is considered a deferral of compensation subject to Code section 409A, the Plan shall be construed and administered in accordance with Code section 409A and in compliance with the applicable Internal Revenue Service (“IRS”) guidance, including good faith compliance with any proposed IRS rules.

PARTICIPANTS ELECTING TO SATISFY A WITHHOLDING OBLIGATION BY SURRENDERING SHARES OF COMPANY COMMON STOCK ARE STRONGLY URGED TO CONSULT THEIR OWN TAX ADVISORS.

15.     Miscellaneous. The Plan is not qualified under Section 401(a) of the Code and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended.

Where You Can Find More Information

We file annual, quarterly and current reports, proxy statements and other information and documents with the SEC. The SEC maintains an Internet site, http://www.sec.gov, that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

This Prospectus is one part of a Registration Statement filed on Form S-3 with the SEC under the Securities Act. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules to the Registration Statement. For further information concerning us and the securities, you should read the entire Registration Statement and the additional information described under “Documents Incorporated by Reference” below. The Registration Statement has been filed electronically and may be obtained in the manner listed above. Any statements contained herein concerning the provisions of any document are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the SEC. Each such statement is qualified in its entirety by such reference.

Information about us, including certain of the additional information described under “Documents Incorporated by Reference,” is also available on the Investor Relations page of our website at http://www.lfg.com. This URL and the SEC’s URL above are intended to be inactive textual references only. Such information on our or the SEC’s website is not a part of this Prospectus.

Documents Incorporated by Reference

The SEC’s rules allow us to incorporate by reference information into this Prospectus.  This means that we can disclose important information to you by referring you to another document

We incorporate by reference into this Prospectus the following documents or information filed (File No. 001-06028) with the SEC (other than, in each case, information deemed to have been furnished or not filed in accordance with the SEC rules):

•	Our Annual Report on Form 10-K for the year ended December 31, 2020;
•

Those portions of our Proxy Statement for our 2021 Annual Meeting of Shareholders which were also incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2020;

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021; and
•	Our Current Report on Form 8-K filed with the SEC on March 10, 2021; and
•	The description of our Common Stock contained in the Form 10 filed with the SEC on April 28, 1969, including any amendments or reports filed for the purpose of updating that description.

Each document filed subsequent to the date of this Registration Statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents.  Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein (or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein) modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Registration Statement.

We will provide without charge to each person to whom this Prospectus is delivered, including any beneficial owner, upon the written or oral request of such person, a copy of the documents incorporated by reference as described above (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents), copies of all documents constituting part of the Prospectus for the Plan, and copies of the Plan.  Please direct your oral or written request to:  Nancy A. Smith, Senior Vice President & Secretary, 150 N. Radnor-Chester Road, Radnor, PA  19087, 484-583-1400.

Experts

The consolidated financial statements of Lincoln National Corporation (“LNC”) appearing in LNC’s Annual Report (Form 10-K) for the year ended December 31, 2020 (including schedules appearing therein), and the effectiveness of LNC’s internal control over financial reporting as of December 31, 2020, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference.  Such consolidated financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

Validity of the Securities

The validity of the securities offered hereby will be passed upon for us by Eric B. Wilmer, Esquire, Assistant Vice President and Senior Counsel of LNC. As of the date of this Registration Statement, Mr. Wilmer owns, or has the right to acquire, a number of shares of our common stock that represents less than 1% of the total outstanding shares of common stock of LNC.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.Other Expenses of Issuance and Distribution

Set forth below are estimates of all expenses incurred or to be incurred by us in connection with the issuance and distribution of our Common Stock to be registered, other than underwriting discounts and commissions of which there are none.

Registration fees	$$11,412
Photocopying and Printing fees	5,000
Accounting fees	7,000
TOTAL	$$23,412

Item 15.Indemnification of Directors and Officers

Our amended and restated bylaws, pursuant to authority contained in the Indiana Business Corporation Law and the Indiana Insurance Law, respectively, provide for the indemnification of our officers, directors and employees against the following:

•

reasonable expenses (including attorneys’ fees) incurred by them in connection with the defense of any action, suit or proceeding to which they are made or threatened to be made parties (including those brought by, or on behalf of us) if they are successful on the merits or otherwise in the defense of such proceeding; and

•

reasonable costs of judgments, settlements, penalties, fines and reasonable expenses (including attorneys’ fees) incurred with respect to, any action, suit or proceeding, if the person’s conduct was in good faith and the person reasonably believed that his/her conduct was in our best interest. In the case of a criminal proceeding, the person must also have reasonable cause to believe his/her conduct was lawful or have no reasonable cause to believe his/her conduct was unlawful.

Indiana law requires that a corporation, unless limited by its articles of incorporation, indemnify its directors and officers against reasonable expenses incurred in the successful defense of any proceeding arising out of their serving as a director or officer of the corporation.

No indemnification or reimbursement will be made to an individual judged liable to us, unless a court determines that in spite of a judgment of liability to the corporation, the individual is reasonably entitled to indemnification, but only to the extent that the court deems proper. Additionally, if an officer, director or employee does not meet the standards of conduct described above, such individual will be required to repay us for any advancement of expenses it had previously made.

In the case of directors, a determination as to whether indemnification or reimbursement is proper will be made by a majority of the disinterested directors or, if it is not possible to obtain a quorum of directors not party to or interested in the proceeding, then by a committee thereof or by special legal counsel. In the case of individuals who are not directors, such determination will be made by the chief executive officer of the respective corporation, or, if the chief executive officer so directs, in the manner it would be made if the individual were a director of the corporation.

Such indemnification may apply to claims arising under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted for our directors, officers or controlling persons pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by one of our directors, officers or controlling persons in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of the issue by the court.

We maintain a program of insurance under which our directors and officers are insured, subject to specified exclusions and deductible and maximum amounts, against actual or alleged errors, misstatements, misleading statements, acts or omissions, or neglect or breach of duty while acting in their respective capacities for us. In addition, our directors have separate indemnification agreements providing the same general rights to indemnification as set forth above.

The indemnification and advancement of expenses provided for in our amended and restated bylaws does not exclude or limit any other rights to indemnification and advancement of expenses that a person may be entitled to under other agreements, shareholders’ and board resolutions and our restated articles of incorporation.

Item 16.Exhibits

The exhibits filed with this Registration Statement are listed in the Exhibit Index shown below.

Exhibit Index

3.1	Restated Articles of Incorporation of LNC are incorporated by reference to Exhibit 3.1 of LNC’s Form 8-K (File No. 1-6028) filed with the SEC on August 14, 2017.
3.3	Amended and Restated Bylaws of LNC (effective August 19, 2020) are incorporated by reference to Exhibit 3.1 to LNC’s Form 8-K (File No. 1-6028) filed with the SEC on August 20, 2020.
10.1

Lincoln National Corporation 2009 Amended and Restated Incentive Compensation Plan (effective May 14, 2009) is incorporated by reference to Exhibit 4 to LNC’s Proxy Statement (File No. 1-6028) filed with the SEC on April 9, 2009.

5.1	Opinion of Eric B. Wilmer, Esq., Assistant Vice President and Senior Counsel of LNC.
23.1	Consent of Independent Registered Public Accounting Firm.
23.2	Consent of Eric B. Wilmer, Esq. (included in Exhibit 5.1).
24.1	Power of Attorney (contained on signature pages of this Registration Statement).

Item 17.	Undertakings The undersigned Registrant hereby undertakes:

(a)To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(1)	To include any prospectus required by Section 10(a)(3) of the Securities Act;
(2)

To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(3)

To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(1), (a)(2) and (a)(3) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(b)That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d)That, for the purpose of determining liability under the Securities Act to any purchaser:

(1)

Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(2)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(e)That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(1)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;
(2)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;
(3)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(4)	Any other communication that is an offer in the offering made by such undersigned Registrant to the purchaser.

(f)That, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(g)Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing indemnification provisions described herein, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Radnor, Commonwealth of Pennsylvania, on the 24th day of May, 2021.

LINCOLN NATIONAL CORPORATION

By:	/s/ Randal J. Freitag
Randal J. Freitag, Executive Vice
President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby makes, designates, constitutes and appoints Craig T. Beazer, Nancy A. Smith and Claire H. Hanna, and each of them (with full power and authority to act without the other), his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and any registration statement relating to the offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dennis R. Glass	Director, President and Chief Executive Officer	May 24, 2021
Dennis R. Glass	(Principal Executive Officer)

/s/ Randal J. Freitag	Executive Vice President and Chief Financial Officer	May 24, 2021
Randal J. Freitag	(Principal Financial Officer)

/s/ Christine A. Janofsky	Senior Vice President and Chief Accounting Officer	May 24, 2021
Christine A. Janofsky	(Principal Accounting Officer)

/s/ Deirdre P. Connelly	Director	May 24, 2021
Deirdre P. Connelly

/s/ William H. Cunningham	Director	May 24, 2021
William H. Cunningham

/s/ Reginald E. Davis	Director	May 24, 2021
Reginald E. Davis

/s/ George W. Henderson, III	Director	May 24, 2021
George W. Henderson, III

/s/ Eric G. Johnson	Director	May 24, 2021
Eric G. Johnson

/s/ Gary C. Kelly	Director	May 24, 2021
Gary C. Kelly

/s/ M. Leanne Lachman	Director	May 24, 2021
M. Leanne Lachman

/s/ Michael F. Mee	Director	May 24, 2021
Michael F. Mee

/s/ Patrick S. Pittard	Director	May 24, 2021
Patrick S. Pittard

/s/ Lynn M. Utter	Director	May 24, 2021
Lynn M. Utter